FIFTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

This Fifth Amendment to Consolidated Amended and Restated Master Lease (this “Amendment”) is executed and delivered as of August 10th, 2007 by and between STERLING ACQUISITION CORP., a Kentucky corporation (“Lessor”), the address of which is 9690 Deereco Road, Suite 100, Timonium, MD 21093, and DIVERSICARE LEASING CORP., a Tennessee corporation, the address of which is 1621 Galleria Boulevard, Brentwood, TN  37027.

RECITALS:

A. Lessee has executed and delivered to Lessor a Consolidated Amended and Restated Master Lease dated as of November 8, 2000, but effective as of October 1, 2000, as amended by a First Amendment to Consolidated Amended and Restated Master Lease dated as of September 30, 2001, a Second Amendment to Consolidated Amended and Restated Master Lease dated as of June 15, 2005 (the “Second Amendment”), a Third Amendment to Consolidated Amended and Restated Master Lease dated as of October 20, 2006 (the “Third Amendment”), and a Fourth Amendment to Consolidated Amended and Restated Master Lease dated as of April 1, 2007 (the “Existing Master Lease”) pursuant to which Lessee leased from Lessor certain healthcare facilities.

B. Pursuant to that certain First Amended Chapter 11 Plan Proposed by the Debtors dated May 17, 2007 and an Operations Transfer Agreement effective as of July 20, 2007 among the Texas Sublessees (as defined below) and Senior Management Services of America North Texas, Inc., a Texas corporation (“SMSA”), and certain affiliates of SMSA, the Texas Sublessees are acquiring from SMSA its rights as tenant under that certain Consolidated Master Lease dated as of June 1, 2005 (the “SMSA Master Lease”) between SMSA and OHI Asset (TX), LLC, a Delaware limited liability company (“OHI Texas”).  Pursuant to the SMSA Master Lease, SMSA had leased the Texas Facilities from OHI Texas.

C. Concurrently with the execution of this Amendment, (i) OHI Texas and the Texas Sublessees have terminated the SMSA Master Lease and (ii) OHI Texas has transferred to Lessor the Texas Facilities to Lessor.

D. Lessee and Lessor desire to amend the Existing Lease to add the Texas Facilities to the Existing Master Lease on the terms and conditions of this Amendment.

NOW THEREFORE, the parties agree as follows:

1. Definitions.

(a)           Any capitalized term used but not defined in this Amendment will have the meaning assigned to such term in the Master Lease.  From and after the date of this Amendment, each reference in the Existing Master Leases or the other Transaction Documents to the “Lease” or “Master Lease” means, as applicable, the Existing Master Lease or Existing Master Leases as modified by this Amendment.

(b)           In addition to the other definitions contained herein, when used in this Amendment the following terms shall have the following meanings:

Asbestos Clean-Up Costs: means the actual, out of pocket cost of completing a Required Asbestos Clean-Up, which amount does not include any amounts paid to Lessee or any Affiliate of Lessee without the written consent of Lessor.

Asbestos Management Plans: means the Asbestos Management Plans dated March 19, 2004 for Lessor by ATC Associates, Inc. for the Doctors & Fort Worth Facilities.

Doctors & Fort Worth Facilities: means Facilities commonly known as (i) Estates Healthcare Center located at 201 Sycamore School Road, Fort Worth, Texas 76134, and (ii) as Doctors Healthcare Center and located at 9009 White Rock Trail, Dallas, Texas 75238.

Existing Asbestos Containing Materials: means the asbestos containing materials on the Doctors & Fort Worth Facilities identified in the Asbestos Management Plans.

First Texas Renewal Term Expiration Date: September 30, 2030.

Humble Facility: means the Facility commonly known as Oakmont Nursing and Rehabilitation Center of Humble located in Humble, Texas.

Katy Facility: means the Facility commonly known as the Oakmont Nursing and Rehabilitation Center of Katy located in Katy, Texas.

LaSalle: means LaSalle Bank National Association.

LaSalle Loans: means the following loans and credit facilities extended by LaSalle to Lessee, the Sublessees and certain of their Affiliates: (i) certain revolving loans in an aggregate amount of up to Fifteen Million and No/100 Dollars ($15,000,000.00) to support working capital needs of Lessee, the Sublessees and certain of their Affiliates, (ii) certain transition revolving loans in an aggregate amount of up to Six Million and No/100 Dollars ($6,000,000.00) to support working capital needs of Lessee, the Sublessees and certain of their Affiliates for the six months following date of this Amendment (the "Temporary Revolving Loan"), and (iii) a term loan of Sixteen Million Five Hundred Thousand and No/100 Dollars ($16,500,000.00) (the "Term Loan").

Lien: means any interest in Property securing an obligation owed to, or a claim by, any Person (other than the owner of the Property), whether such interest shall be based on common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including, without limitation, judgment liens, the lien or security interest arising, from a mortgage, deed of trust, debenture, charge, guarantee, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, loan and security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes, and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, other title exceptions and encumbrances affecting any real property and the retained security title of a conditional vendor or lessor.

Lease Documents: means the following documents: this Lease, the Guaranty, the Letter of Credit Agreement, the Security Agreement, the Pledge Agreements, the Subordination Agreements, Texas Pledge Agreements, Texas Sublessees Guaranty, Texas Sublessee Security Agreement, the Stock Issuance and Subscription Agreement, the Subordinated Note, and any security agreements, pledge agreements, letter of credit agreements, guarantees, notes or other documents which evidence, secure or otherwise relate to this Lease, or the transactions contemplated by this Lease; and any and all amendments, modifications, extensions and renewals of any of the foregoing documents

Letter of Credit Agreement: means the Letter of Credit Agreement between Lessee and Lessor.

Master Texas Sublessee:  DIVERSICARE TEXAS I, LLC, Delaware limited liability company.

Non-Texas Base Rent:

(A)           During the Initial Term, the Non-Texas Base Rent shall be:

(1)           For the first Initial Term (being the period of October 1, 2000 thru September 30, 2006), the amount set forth for such period in the Master Lease as it existed prior to the Third Amendment;

(2)           For the first (1st) Lease Year of the first Renewal Term (October 1, 2006 thru September 30, 2007), the Base Amount plus the Improvement Allowance Adjustment Amount (as adjusted during such Lease Year);

(3)           For each of the second (2nd) through twelfth (12th) Lease Years of the first Renewal Term, the lesser of (i) the Base Amount as of the end of first (1st) Lease Year of the Renewal Term plus Improvement Allowance Adjustment Amount, increased by a percentage equal to two (2) times the percentage increase in the CPI (if positive) from the commencement date of the first Renewal Term to the Adjustment Date in each of the second (2nd) through twelfth (12th) Lease Years, as applicable (the “Adjustment Date”), and (ii) the product of the Base Amount as of the end of the first Lease Year plus the Improvement Allowance Adjustment Amount and the following factor:

Lease Year During First Renewal Term	Applicable Factor
2	1.030
3	1.061
4	1.093
5	1.126
6	1.159
7	1.194
8	1.230
9	1.267
10	1.305
11	1.344
12	1.384

Under no circumstances will the Non-Texas Base Rent in any Lease Year be less than the Non-Texas Base Rent during the preceding Lease Year.

(B)           During the second Renewal Term, the Non-Texas Base Rent shall be:

(1)           For the first Lease Year of the second Renewal Term, the greater of (a) the Non-Texas Base Rent during the last Lease Year of the Initial Term and (b) the Fair Market Rent for the Facilities other than the Texas Facilities on the first day of such Renewal Term as agreed upon by Lessor and Lessee, or, if prior to the commencement of the Renewal Term they are unable to agree, as determined by an appraisal pursuant to Article XXXII of this Lease; provided, however, that the Non-Texas Base Rent for the first Lease Year of the second Renewal Term shall not exceed one hundred ten percent (110%) of the Non-Texas Base Rent for the Lease Year immediately preceding the commencement of the second Renewal Term; and

(2)           For each of the second (2nd) through the twelfth (12th) Lease Years during the second Renewal Term, the lesser of (i) the Non-Texas Base Rent for the first (1st) Lease Year of the second Renewal Term, increased by a percentage equal to two (2) times the percentage increase in the CPI (if positive) from the commencement date of the second Renewal Term to the Adjustment Date in each of the second (2nd) through twelfth (12th) Lease Years, as applicable (the “Adjustment Date”), and (ii) the product of the Non-Texas Base Rent during the first (1st) Lease Year of the second Renewal Term and the following factor:

Lease Year During Second Renewal Term	Applicable Factor
2	1.030
3	1.061
4	1.093
5	1.126
6	1.159
7	1.194
8	1.230
9	1.267
10	1.305
11	1.344
12	1.384

Under no circumstances will the Non-Texas Base Rent in any Lease Year during the Renewal Term be less than the Non-Texas Base Rent during the preceding Lease Year.

Pre-Existing Hazardous Substances: means Hazardous Substances located on, under about or with respect to the Treemont Facility prior to February 1, 2003 or the Katy Facility prior to July 1, 2003 or the Humble Facility prior to July 1, 2003.

Pre-Existing Environmental Conditions: means any Contamination or other environmental condition on, under, about or with respect to the Treemont Facility prior to February 1, 2003 or the Katy Facility prior to July 1, 2003 or the Humble Facility prior to July 1, 2003.

Property: means any and all real, personal, or mixed property and assets, including, without limitation, all types of tangible and intangible property.

Second Texas Renewal Term Expiration Date: May 31, 2035.

Texas Base Rent: During the Term, the Texas Base Rent shall be:

(1)           For each month during the period from the Commencement Date for the Texas Facilities until January 31, 2008, Three Hundred Twenty Eight Thousand Five Hundred Ninety Two and 79/100 Dollars ($328,592.79), which equal an annual Base Rent of Three Million Nine Hundred Forty Three Thousand One Hundred Thirteen and 48/100 Dollars ($3,943,113.48) (the “Initial Texas Annualized Base Rent”);

(3)           For period from February 1, 2008 thru January 31, 2009, the Initial Texas Annualized Base Rent, increased by the product of (i) the Initial Texas Annualized Base Rent and (ii) the lesser of one (1) times the change in CPI (expressed as a percentage) and two and one-half percent (2.5%).

(4)           For the subsequent twelve month period (being February 1, 2009 thru January 31, 2010) and each succeeding twelve month (being February 1 thru January 31)  until the end of the Term (including any Renewal Terms), the Texas Base Rent for the previous Lease Year, increased by the product of (i) the Texas Base Rent during the immediately preceding Lease Year and (ii) the lesser of one (1) times the increase, if any, in CPI (expressed as a percentage) and two and one-half percent (2.5%).

Texas Facilities: means the Facilities located on the real property described in Exhibits A-1 through A-7 to this Amendment.

Texas Pledge Agreements:  means the Pledge Agreements dated as of the same date as this Amendment from the equity owners of the Texas Sublessees in favor Lessor.

Texas Sublessees: means the Master Texas Sublessee and DIVERSICARE BALLINGER, LLC, Delaware limited liability company, DIVERSICARE DOCTORS, LLC, Delaware limited liability company, DIVERSICARE ESTATES, LLC, Delaware limited liability company, DIVERSICARE HUMBLE, LLC, Delaware limited liability company, DIVERSICARE KATY, LLC, Delaware limited liability company,  DIVERSICARE NORMANDY TERRACE, LLC, Delaware limited liability company, and DIVERSICARE TREEMONT, LLC, Delaware limited liability company.

Texas Sublessees Guaranty: means the Guaranty dated as of the same date as this Amendment from the Texas Sublessees in favor Lessor.

Texas Sublessee Security Agreement: means the Security Agreement dated as of the same date as this Amendment from the Texas Sublessees in favor of Lessor.

Non-Texas Facilities: means the Facilities leased pursuant to this Lease other than the Texas Facilities.

(c)           The following definitions defined in §2.1 of the Existing Master Lease are hereby amended in their entirety as follows:

Base Rent: means the sum of (i) the Non-Texas Base Rent and (ii) the Texas Base Rent.

Commencement Date:  October 1, 2000 for the Non-Texas Facilities, and August 11, 2007 for the Texas Facilities.

Expiration Date: means the First Renewal Term Expiration Date, the Second Renewal Term Expiration Date, the First Texas Renewal Term Expiration Date, or the Second Texas Renewal Term Expiration Date, as applicable.

Facilit(y)(ies): Each health care facility on the Land, including the Leased Property associated with such Facility, and together, all such facilities on the Leased Properties; all of which Facilities are collectively listed on Exhibit B to this Amendment.

Intercreditor Agreement: means the Subordination and Intercreditor Agreement of even date herewith by and between Lessor and LaSalle and any replacement intercreditor agreement between Lessor and any working capital lender to whom a first priority security interest in accounts receivable from the Facilities has been granted in accordance with the requirements of Section 39.5 of this Lease.

Land:                      The real property described in listed on attached Exhibit A to the Existing Master Lease and Exhibit A to this Amendment.

Permitted Encumbrances: Encumbrances listed on attached Exhibit C to the Existing Master Lease and Exhibit C to this Amendment.

(d)           The subparagraphs (m) and (r) of the definition of “Event of Default” set forth in Section 2.1 of the Existing Master Lease is hereby amended and restated as follows:

*           *           *

(n)           A default occurs under the any Texas Sublessee Guaranty, Texas Pledge Agreement, the Texas Sublessee Security Agreement, or the Letter of Credit Agreement, which default is not cured within the applicable cure period, if any.

*           *           *

(r)           LaSalle (or its successors and assigns) or any working capital lender to whom a first priority security interest in accounts receivable from the Facilities has been granted in accordance with the requirements of Section 39.5 of this Lease, declares an event of default under the loan documents evidencing or securing the LaSalle Loans or Line of Credit Documents, and accelerates any or all of the indebtedness evidenced and secured thereby, or commences any action against Lessee or Sublessee to realize on such lender’s interest in the accounts receivable from the Facilities.

2. Renewal Options.  Section 1.3 of the Existing Master Lease is hereby amended and restated as follows:

1.3           Options to Renew.

(a)           Lessee is hereby granted two (2) options to renew this Lease (an “All Facilities Option”) for an additional, successive period of twelve (12) Lease Years, for a maximum Term if such options are exercised of thirty (30) Lease Years, on the following terms and conditions:

(i)           the second option to renew is exercisable only by Notice to Lessor at least three hundred sixty-five (365) days prior to the expiration of the first Renewal Term;

(ii)            the absence of any Event of Default both at the time a renewal option is exercised and at the commencement of a Renewal Term is a condition precedent to any renewal of the Term;

(iii)           during a Renewal Term, all of the terms and conditions of this Lease shall remain in full force and effect; and

(iv)           Lessee may exercise its options to renew with respect to all (and no fewer than all) of the Leased Properties.

Lessee and Lessor acknowledge and agree that Lessee exercised the first All Facilities Option pursuant to the Third Amendment such that, as of the date of this Amendment, the Expiration Date of the current Term of this Lease for all of the Facilities, including the Texas Facilities, is the First Renewal Term Expiration Date of September 30, 2018.

(b)           Lessee is also hereby granted two (2) options to renew this Lease with respect to the Texas Facilities only (the “Texas Options”) until September 30, 2030, with respect to the first such Texas Option, and May 31, 2035, with respect to the second such Texas Option, on the following terms and conditions:

(i)            a Texas Option is exercisable only by Notice to Lessor at least three hundred sixty-five (365) days prior to the expiration of the prior period;

(ii)            the absence of any Event of Default both at the time a Texas Option is exercised and at the commencement of a Renewal Term is a condition precedent to any renewal of the Term;

(iii)           during a Renewal Term, all of the terms and conditions of this Lease shall remain in full force and effect; provided, however, that the Base Rent shall be equal to the Texas Facilities Base Rent and the Security Deposit shall be reduced to an amount equal to the Texas Facilities Base Rent divided by four (4) (such that it is equal to three months Base Rent);

(iv)           Lessee may exercise its options to renew with respect to all (and no fewer than all) of the Texas Facilities, and as to no other Facilities; and

(v)           Lessee may not exercise a Texas Option for any period with respect to which Lessee exercises an All Facilities Option (for avoidance of doubt, because an All Facilities Option is exercised as to all of the Facilities, including the Texas Facilities, Lessee would not need to exercise a Texas Facilities Option for any period for which an All Facilities Option has been exercised).

3. Environmental Amendments.  Notwithstanding anything to the contrary in this Lease, (i) Section 7.3 of the Existing Lease shall not apply to the Texas Facilities; and (ii) in lieu thereof, Lessee’s environmental obligations with regard to the Texas Facilities shall be governed by Exhibit D to this Amendment, which is incorporated herein by this reference.

4. Section 9.1.1 of the Existing Master Lease is hereby amended and restated in its entirety as follows:

9.1.1                      Lessee, at its expense, will keep the Leased Properties, and all landscaping, private roadways, sidewalks and curbs appurtenant thereto which are under Lessee’s control and Lessee’s Personal Property in good order and repair, whether or not the need for such repairs arises out of Lessee’s use, any prior use, the elements or the age of the Leased Property or any portion thereof, or any cause whatsoever except the act or negligence of Lessor, and with reasonable promptness shall make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the Commencement Date (concealed or otherwise) or existing after February 1, 2003 with respect to the Treemont Facility, and July 1, 2003 with respect to the Katy Facility and the Humble Facility; provided, however, that Lessee shall be permitted to prosecute claims against Lessor’s predecessor in title for breach of any representation or warranty made to or on behalf of Lessor, or for latent defects in any Leased Property.  Lessee shall at all times maintain, operate and otherwise manage the Leased Properties on a quality basis and in a manner consistent with the standards of the highest quality competing facilities in the market areas served by the Leased Properties.  All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work or, subject to the provisions of Paragraph 9.1.4, below, the property to be repaired shall be replaced.  Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Properties or any parts thereof for the Primary Intended Use.

5. Section 8.2.1.4 of the Existing Master Lease is hereby amended and restated in its entirety as follows:

8.2.1.4                      Equipment Financing.  The aggregate amount of principal,  interest and lease payments due from Lessee and/or Sublessee with respect to any equipment leases or financing secured by equipment utilized in the operation of the Facilities shall not at any time during the Term exceed $1,000,000.00 in any one Lease Year.

6. The Existing Master Lease is hereby amended to add the following new Section 8.2.5 as follows:

8.2.5                      Indebtedness.  Neither Lessee nor any Sublessee will create, incur or suffer to exist any Debt which is secured by a Lien in any of the Property with respect to which Lessor has been granted a Lien in pursuant to the Lease Documents, except:

(i)           The equipment financing permitted under Section 8.2.1.4;

(ii)           The Line of Credit permitted under Section 39.5;

(iii)           The LaSalle Loans; and

(iv)           Any Debt owed to Lessor or any Affiliate of Lessor.

7. Section 8.5 of the Existing Master Lease is hereby amended and restated in its entirety as follows:

8.5           Other Facilities.  Neither Lessee nor any Affiliate shall own, operate or manage any nursing home, rest home, assisted living facility, subacute facility, retirement center or similar health care facility within a ten (10) mile radius of any Facility, other than any Facility which is a Leased Property under this Lease or which Lessee or any Affiliate of Lessee owns or operates as of the Commencement Date and set forth on Schedule C attached hereto.

8. Paragraph 5 of the Second Amended is hereby amended and restated in its entirety as follows:

5.           Insurance.

(a)           Lessor acknowledges that the liability insurance coverage and the malpractice insurance coverage required pursuant to Sections 13.2.4 and 13.2.5 of the Lease, are currently unavailable generally in the nursing home industry at commercially affordable rates and that Lessee currently maintains and has in place for all of the Facilities general liability and malpractice insurance with single limit coverage of One Hundred Thousand Dollars ($100,000.00) per occurrence and Five Hundred Thousand Dollars ($500,000.00) cumulative, with a deductible of Twenty Five Thousand Dollars ($25,000.00).  Lessor hereby agrees that, the provisions of Sections 13.2.4 and 13.2.5 of the Lease to the contrary notwithstanding, until such time as the insurance coverage required therein is generally available in the nursing home industry at commercially affordable rates, Lessee shall not be required obtain the coverages required therein and Lessor agrees to accept Lessee’s current coverage in lieu thereof for the Non-Texas Facilities for the first Renewal Term of the Lease.  Lessee shall not be deemed to be in default of the provisions of Article XIII of the Lease as a result thereof.  Lessee shall provide Lessor, on an annual basis, information from its insurance carrier and from comparable insurance carriers of the costs of insurance premiums to meet Lessor’s insurance requirements.  At such time as the premium amounts quoted are commercially affordable, Lessee shall immediately purchase any and all insurance policies necessary to meet the requirements of Sections 13.2.4 and 13.2.5 of the Lease.  This provision does not relieve Lessee from its agreement of indemnity under Article XXI of the Lease nor does it modify the provisions thereof.  Notwithstanding the foregoing, Lessee acknowledges and agrees that the provisions of this Paragraph 5 shall not be applicable in the event of any Transfer.  Lessee acknowledges and agrees that Lessor shall have the right to withhold its consent to any proposed Transfer unless, among other things, the Transferee agrees to provide the insurance coverage required by the provisions of Sections 13.2.4 and 13.2.5 of the Lease.

(b)           Lessor hereby agrees that, the provisions of Sections 13.2.4 and 13.2.5 of the Lease to the contrary notwithstanding Lessee's failure to obtain the coverages required by Sections 13.2.4 and 13.2.5 for the Texas Facilities shall not be an Event of Default under this Lease.  Lessee shall not be required to obtain the coverages required therein and Lessor agrees to accept such lesser coverage, if any, as Lessee elects to maintain for the Texas Facilities for the Term of the Lease, including any Renewal Term.  This provision does not relieve Lessee from its agreement of indemnity under Article XXI of the Lease nor does it modify the provisions thereof.

9. Section 39.1 of the Existing Master Lease is hereby amended and restated in its entirety as follows:

39.1           Security Deposit. Prior to the date of this Amendment, Lessor was holding as the Security Deposit the sum of $340,000 in cash.  Concurrently with the delivery of this Amendment, (A) Lessor shall return to Lessee the $340,000 in cash, and (B) Lessee shall deliver to Lessor a Security Deposit in the amount equal to $8,116,726.10, in the form of an absolute, unconditional site draft letter of credit for a term of one (1) year (renewable automatically) issued by an “A” rated financial institution (“Security Deposit”), which Lessor shall hold as security for the full and faithful performance by Lessee of each and every term, provision, covenant and condition of this Lease in accordance with, and subject to, the terms and conditions of the Letter of Credit Agreement.  If at any time the Security Deposit is in the form of cash, the Security Deposit shall be deposited by Lessor into an account which shall earn interest for the benefit of Lessee, which cash shall remain on deposit as security and be available to Lessor as provided in this Article.  The Security Deposit shall not be considered an advance payment of Rent (or of any other sum payable to Lessee under this Lease) or a measure of Lessor’s damages in case of a default by Lessee.  The Security Deposit shall not be considered a trust fund, and Lessee expressly acknowledges and agrees that Lessor is not acting as a trustee or in any fiduciary capacity in controlling or using the Security Deposit.  Notwithstanding the foregoing, if at any time the Security Deposit is in the form of cash, then (i) Lessor shall maintain the Security Deposit separate and apart from Lessor’s general and/or other funds and (ii) provided that Lessee is not then in default, Lessor shall disburse to Lessee the earnings on the Security Deposit on a quarterly basis.  The Security Deposit, less any portion thereof applied as provided in Section 39.3 or the Letter of Credit Agreement, shall be returned to Lessee within sixty (60) days following the expiration of the Term or earlier termination of this Lease.

10. Section 39.5 of the Existing Master Lease is hereby amended and restated in its entirety as follows:

39.5           Line of Credit; A/R Replacement Security Deposit.

(a)           Line of Credit.  Prior to the date of this Amendment, pursuant to the Security Agreement, Lessee has granted to Lessor a first priority security interest in the accounts receivable generated by the Facilities.  LaSalle currently has a security interest in the accounts receivable from the Facilities to secure the LaSalle Loans. Lessor and LaSalle have entered into the Intercreditor Agreement pursuant to which Lessor has agreed to subordinate its security interest in the accounts receivable generated by the Facilities.  If Lessee and/or the Sublessees, or any Affiliate of Lessee (other than Affiliates who are the operators of the Florida Managed Facilities, as defined in the Settlement and Restructuring Agreement), obtain, concurrently with or after the date of this Amendment, a working capital line of credit (the “Line of Credit”) from a third-party working capital lender that requires that, in order to secure the Line of Credit, Lessee and/or the Sublessees must grant to the working capital lender a first priority security interest in the accounts receivable from the Facilities accruing during the Term, then Lessor will subordinate its security interest in the accounts receivable from the Facilities accruing during the Term to the security interest of such working capital lender, provided that:

(i)           The working capital lender executes and delivers to Lessor an intercreditor agreement in form and substance reasonably satisfactory to Lessor; and

(ii)           The lien of Lessor in accounts receivable from the Facilities shall be subordinated to the lien of the working capital lender therein only to the extent of amounts advanced from time to time by the working capital lender to Lessee and/or the Sublessees with respect to the Facilities and only in the amount of $17,400,000.00, plus interest, penalties and other charges under the loan documents evidencing the Line of Credit (the “Line of Credit Documents”) with respect to principal amounts advanced;

(iii)           Lessee delivers to Lessor the A/R Replacement Security Deposit and the Letter of Credit Agreement (as defined below);

(iv)           The LaSalle Loans have been repaid in full or, in the alternative, the Temporary Revolving Loan and the Term Loan have been repaid, and an amendment to the Intercreditor Agreement with the holder of the remaining LaSalle Loans is entered into providing for the priority cap contemplated by sub-paragraph 39(a)(ii) above (the "LaSalle Amendment") in form and substance reasonably satisfactory to Lessor; and

(v)           As of the date of entry by Lessor into the intercreditor agreement, of the LaSalle Amendment, no Event of Default has occurred and is continuing.

(b)           Lessee acknowledges and agrees that on the occurrence of a “Default”, “Event of Default” or similar event or occurrences which causes the lender under the Line of Credit Documents to accelerate any or all of the indebtedness thereby or to exercise any rights or remedies under such documents to realize on its interest in the accounts receivable from the Facilities, or to cease funding under the Line of Credit, which is not cured within any applicable cure period under the Line of Credit Documents or any written agreement by lender, shall constitute an Event of Default under this Lease.

(c)           Concurrently with the delivery of the intercreditor agreement by Lessor pursuant to Section 39.5(a)(i) above or the LaSalle Amendment, Lessee shall deliver to Lessor al Security Deposit in an amount equal to the sum of (i) six (6) times the monthly Non-Texas Base Rent (the “Initial Amount”) plus (ii) three (3) times the monthly Texas Base Rent then payable under this Lease, in the form of an absolute, unconditional site draft letter of credit for a term of one (1) year (renewable automatically) issued by an “A” rated financial institution (“A/R Replacement Security Deposit”), which Lessor shall hold as security for the full and faithful performance by Lessee of each and every term, provision, covenant and condition of this Lease in accordance with, and subject to, the terms and conditions of the Letter of Credit Agreement.   On August 31, 2008, and each subsequent anniversary of such date thereafter, the amount of the A/R Replacement Security Deposit required to be maintained by Lessee on deposit with Lessor shall be reduced by 16.66% (or 1/6) of the Initial Amount if and only if on the applicable anniversary date (i) Lessee has maintained a Stressed Coverage Ratio for the trailing twelve months of at least 1.45 and (ii) no Event of Default exists.  Notwithstanding the foregoing, at no time shall the A/R Replacement Security Deposit be less than an amount equal to three times the monthly Base Rent payable under this Lease on the date of delivery of the A/R Replacement Security Deposit.  Upon delivery to Lessor of the A/R Replacement Security Deposit and the intercreditor agreement pursuant to this Section 39.5(a)(i) or the LaSalle Amendment, the amount of the Security Deposit required under Section 39.1 shall be set equal to the A/R Replacement Security Deposit.

11. Single, indivisible Lease.  The Master Lease constitutes one indivisible lease of the Leased Properties, and not separate leases governed by similar terms. The Leased Properties constitute one economic unit, and the Base Rent and all other provisions have been negotiated and agreed to based on a demise of all of the Leased Properties as a single, composite, inseparable transaction and would have been substantially different had separate leases or a divisible lease been intended. Except as expressly provided herein for specific, isolated purposes (and then only to the extent expressly otherwise stated), all provisions of this Lease apply equally and uniformly to all the Leased Properties as one unit. An Event of Default with respect to any Leased Property is an Event of Default as to all of the Leased Properties. The parties intend that the provisions of this Lease shall at all times be construed, interpreted and applied so as to carry out their mutual objective to create an indivisible lease of all the Leased Properties and, in particular but without limitation, that for purposes of any assumption, rejection or assignment of this Lease under 11 U.S.C. 365, this is one indivisible and non-severable lease and executory contract dealing with one legal and economic unit which must be assumed, rejected or assigned as a whole with respect to all (and only all) the Leased Properties covered hereby.

12. Representations and Warranties of Lessee.  Lessee hereby represents and warrants to Lessor that (i) it has the right and power and is duly authorized to enter into this Agreement; and (ii) the execution of this Agreement does not and will not constitute a breach of any provision contained in any agreement or instrument to which Lessee is or may become a party or by which Lessee is or may be bound or affected

13. Execution and Counterparts.  This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but when taken together shall constitute one and the same Amendment.

14. Headings.  Section headings used in this Amendment are for reference only and shall not affect the construction of the Amendment.

15. Enforceability.  Except as expressly and specifically set forth herein, the Existing Master Lease remains unmodified and in full force and effect.  In the event of any discrepancy between the Existing Master Lease and this Amendment, the terms and conditions of this Amendment will control and the Existing Master Lease is deemed amended to conform hereto.

[SIGNATURE PAGES, ACKNOWLEDGEMENTS, AND JOINDER FOLLOW]

Signature Page to
FIFTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

LESSOR:

STERLING ACQUISITION CORP., a Kentucky corporation

By:    /s/ Daniel J. Booth
Name:     Daniel J. Booth
Title:        Chief Operating Officer

STATE OF MARYLAND                   )
) ss.
COUNTY OF BALTIMORE                )

This instrument was acknowledged before me on the      9th           day of August, 2007, by Daniel J. Booth                            , the   of STERLING ACQUISITION CORP., a Kentucky corporation, on behalf of said company.

                                                          Judith A. Jacobs
                                    Notary Public,   Baltimore  County,  Maryland
My commission expires: May 1, 2008

Signature Page 1 of 2

Signature Page to
FIFTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

LESSEE:

DIVERSICARE LEASING CORP., a Tennessee corporation

By:          /s/ Glynn Riddle
Name:           Glynn Riddle
Title:             EVP & CFO

STATE OF  Tennessee                              )
                ) SS
COUNTY OF Williamson                           )

This instrument was acknowledged before me on the  9th       day of August, 2007, by   Glynn Riddle                                               , the EVP &CFO                      of DIVERSICARE LEASING CORP., a Tennessee corporation, on behalf of said company

                                            Brenda Wimsatt
Notary Public,    Williamson        County,   TN
My commission expires: 07/25/2009

Signature Page 2 of 2

Acknowledgement to
FIFTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

The undersigned hereby consent to the transactions contemplated by this Fifth Amendment to Consolidated Amended and Restated Master Lease (the “Fifth Amendment”), ratify and affirm their respective Guaranties, Pledge Agreements, Security Agreements, Subordination Agreements and other Transaction Documents, and acknowledge and agree that the performance of the  Master Lease and obligations described therein are secured by their Guaranties, Pledge Agreements, Security Agreement, Subordination Agreement and other Transaction Documents on the same terms and conditions in effect prior to this Amendment.

ADVOCAT, INC. a Delaware corporation

By:          /s/ Glynn Riddle
Name:           Glynn Riddle
Title:             EVP & CFO

STATE OF  Tennessee                              )
                ) SS
COUNTY OF Williamson                           )

This foregoing instrument was acknowledged before me on the  9th       day of August, 2007, by   Glynn Riddle                                               , the EVP &CFO                      of ADVOCAT, INC. a Delaware corporation, on behalf of the corporation, who acknowledged the same to be his or her free act and deed and the free act and deed of the corporation.

                                            Brenda Wimsatt
Notary Public,    Williamson        County,   TN
My commission expires: 07/25/2009

Acknowledgement – Page 1 of 4

Acknowledgement to
FIFTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

DIVERSICARE MANAGEMENT SERVICES CO., a Tennessee corporation

By:          /s/ Glynn Riddle
Name:           Glynn Riddle
Title:             EVP & CFO

STATE OF  Tennessee                              )
                ) SS
COUNTY OF Williamson                           )

This foregoing instrument was acknowledged before me on the  9th       day of August, 2007, by   Glynn Riddle                                               , the EVP &CFO                      of DIVERSICARE MANAGEMENT SERVICES CO., a Tennessee corporation, on behalf of the corporation, who acknowledged the same to be his or her free act and deed and the free act and deed of the corporation.

                                            Brenda Wimsatt
Notary Public,    Williamson        County,   TN
My commission expires: 07/25/2009

Acknowledgement – Page 2  of 4

Acknowledgement to
FIFTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

ADVOCAT FINANCE INC., a Delaware corporation

By:          /s/ Glynn Riddle
Name:           Glynn Riddle
Title:             EVP & CFO

STATE OF  Tennessee                              )
                ) SS
COUNTY OF Williamson                           )

This foregoing instrument was acknowledged before me on the  9th       day of August, 2007, by   Glynn Riddle                                               , the EVP &CFO                 of ADVOCAT FINANCE INC., a Delaware corporation, on behalf of the corporation, who acknowledged the same to be his or her free act and deed and the free act and deed of the corporation.

                                            Brenda Wimsatt
Notary Public,    Williamson        County,   TN
My commission expires: 07/25/2009

Acknowledgement – Page  3 of 4

Acknowledgement to
FIFTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

STERLING HEALTH CARE MANAGEMENT, INC., a Kentucky corporation

                                                By:          /s/ Glynn Riddle
Name:           Glynn Riddle
Title:             EVP & CFO

STATE OF  Tennessee                              )
                ) SS
COUNTY OF Williamson                           )

This foregoing instrument was acknowledged before me on the  9th       day of August, 2007, by   Glynn Riddle                                               , the EVP &CFO                 of STERLING HEALTH CARE MANAGEMENT, INC., a Kentucky corporation, on behalf of the corporation, who acknowledged the same to be his or her free act and deed and the free act and deed of the corporation.

                                            Brenda Wimsatt
Notary Public,    Williamson        County,   TN
My commission expires: 07/25/2009
:

Acknowledgement – Page 4  of 4

List of Exhibits and Schedules to
FIFTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

Exhibit A                      Legal Description of Texas Facilities

Exhibit B                      List of Facilities and Facility Trade Names

Exhibit C                      Permitted Encumbrances for Texas Facilities

Exhibit D                      Texas Environmental Matters

Schedule C                                Excepted Facilities to Radius Requirements

EXHIBIT A

Legal description of the real property for the following facilities:

A-1           Treemont
A-2           Doctors Healthcare Center
A-3           Estate’s Healthcare Center
A-4           Katy Facility
A-5           Humble Facility
A-6           Normandy Terrace Southeast
A-7           Heritage Oaks Estate

Exhibit A - Page 1 of 1

EXHIBIT B

1.	Arbor Oaks Health & Rehab Center (Stillmeadow)	105 Russellville Road, Route 2, Highway 67 South	Malvern	Hot Spring	AR	72104
2.	Ash Flat Nursing & Rehab Center	66 Ozbirn Lane	Ash Flat	Sharp	AR	72513
3.	Best Care, Inc.	2159 Dogwood Ridge	Wheelersburg	Scioto	OH	45694
4.	Boone Health Care Center, Inc.	Lick Creek Road, P.O. Box 605	Danville	Boone	WV	25053
5.	Boyd Nursing and Rehab Center	12800 Princeland Drive	Ashland	Boyd	KY	41102
6.	Canterbury Health Center	1720 Knowles Road	Phenix City	Russell	AL	36867
7.	Carter Nursing & Rehab Center	250 McDavid Boulevard, P.O. Box 904	Grayson	Carter	KY	41143
8.	Conway Health & Rehab Center (Faulkner)	2603 Dave Ward Drive	Conway	Faulkner	AR	72032
9.	Des Arc Nursing & Rehab Center	2216 West Main, P.O. box 143B	Des Arc	Prairie	AR	72040
10.	Elliott Nursing & Rehab Center	Howard Creek Road, P.O. Box 694, Route 32 East	Sandy Hook	Elliott	KY	41171
11.	Garland Nursing & Rehab Center and Apts.	610 Carpenter Dam Road	Hot Springs	Garland	AR	71901
12.	Hardee Manor Care Center	401 Orange Place	Wauchula	Hardee	FL	33873
13.	Laurel Manor Health Center	902 Buchanan Road, P.O. Box 505	New Tazewell	Claiborne	TN	37825
14.	Laurel Nursing & Rehab Center	HC 75, Box 153, Clinic Road	Ivydale	Clay	WV	25113
15.	Lynwood Nursing Home	4164 Halls Mill Road	Mobile	Mobile	AL	36693
16.	Manor House of Dover	537 Spring Street, P.O. Box 399	Dover	Stewart	TN	37058
17.	Mayfield Rehab and Special Care Center	200 Mayfield Drive	Smyrna	Rutherford	TN	37167
18.	Northside Health Care	700 Hutchins Ave	Gadsden	Etowah	AL	35901
19.	Ouachita Nursing /Pine Manor Apts.	1411 Country Club Road	Camden	Ouachita	AR	71701
20.	Pocahontas Nursing & Rehab Center	105 Country Club Road	Pocahontas	Randolph	AR	72455
21.	Rich Mountain Nursing & Rehab Center	306 Hornbeck	Mena	Polk	AR	71953
22.	Sheridan Nursing & Rehab Center	113 South Briarwood Drive	Sheridan	Grant	AR	72150
23.	South Shore Nursing & Rehab Center	James Hannah Drive, P.O. box 489	South Shore	Greenup	KY	41175
24.	The Pines Nursing & Rehab Center	524 Carpenter Dam Road	Hot Springs	Garland	AR	71901
25.	Walnut Ridge Nursing & Rehab Center	1500 West Main	Walnut Ridge	Lawrence	AR	72476
26.	West Liberty Nursing & Rehab Center	774 Liberty Road, P.O. Box 219, Route 5 Wells Hill	West Liberty	Morgan	KY	41472
27.	Westside Health Care Center	4320 Judith Lane	Huntsville	Madison	AL	35805
28.	Wurtland Nursing & Rehab Center	100 Wurtland Avenue, P.O. Box 677	Wurtland	Greenup	KY	41144
29.	Doctors Healthcare	9009 White Rock Trail	Dallas	Dallas	TX	75238
30.	Estates at Ft. Worth	201 Sycamore School Road	Fort Worth	Tarrant	TX	76134
31.	Heritage Oaks Estates	2001 N. 6th Street	Ballinger	Runnels	TX	76821
32.	Humble	8450 Will Clayton Parkway	Humble	Harris	TX	77338
33.	IHS of Dallas at Treemont	5550 Harvest Hill Road	Dallas	Dallas	TX	75230
34.	Katy	1525 Tull Drive	Katy	Harris	TX	77499
35.	Normandy Terrace	841 Rice Road	San Antonio	Bexar	TX	78220

Exhibit B - Page 1 of 1

EXHIBIT C

(Treemont)

1.           The following, all according to plat recorded in Volume 72249, Page 69, of the Map Records of Dallas county, Texas:

A.	Sanitary sewer easement ten (10) feet in width along the south property line(s),
B.	Lone Star Gas line easement forth (40) feet in width located north of and adjacent to the sanitary sewer easement described above, and
C.	Lone Star Gas line easement twenty (20) feet in width along the southerly west property line(s)

2.           Right-of-Way Easement executed by Daniel P. Robinowitz to Lone Star Gas Company, dated October 17, 1972, recorded in Volume 72221, Page 3214, Deed Records of Dallas County, Texas.

3.           Right-of-Way Easement executed by Daniel P. Robinowitz, Trustee to Dallas Power and Light Company and Southwestern Bell Telephone Company, dated November 21, 1973, recorded in Volume 74003, Page 1466, Deed Records of Dallas County, Texas.

4.           Sanitary sewer pipeline easement to Milton H. friend, Jr., dated July 2, 1976, executed by L&N Consultants, Inc., recorded in Volume 76129, Page 2511, of the Deed Records of Dallas County, Texas.

5.           Right of Way Easement to the City of Dallas for sanitary sewer mains, dated April 29, 1977, executed by Tri-South Mortgage Investors, recorded in Volume 77138, Page 511, of the Deed Records of Dallas County, Texas.

6.           Right of Way Easement to the city of Dallas for water mains, dated October 18, 1995, executed by Cambridge Group of Texas, Inc., recorded in Volume 95212, Page 1978, of the Deed Records of Dallas County, Texas.

7.           Right of Entry Agreement to Warner Amex Cable Communications, Inc., dated December 3, 1981, recorded in Volume 82013, Page 2153, of the Deed Records of Dallas County, Texas.

8.           Rights and remedies of co-tenants, contractual or otherwise, including but not limited to, terms, conditions, covenants, options, restrictions, by-laws, and easements contained in the Condominium Declaration executed by Cambridge Group of Texas, Inc., dated June 7, 1996, recorded in Volume 96160, Page 1556, of the condominium Records of Dallas County, Texas.

Exhibit C - Page 1 of 5

9.           Annual maintenance charge and/or current assessments as set out in instrument dated June 7, 1996, and recorded in Volume 96160, Page 1556 of the Deed Records of Dallas County, Texas.

10.           Memorandum of easement to TCI Cablevision of Dallas, Inc., dated August 11, 2000, executed by Treemont Retirement Community, recorded in Volume 2000186, Page 5906, of the Deed Records of Dallas County, Texas

(Doctors Healthcare Center)

1.           Easement granted by Doctors Hospital Foundation, Inc. to the City of Dallas, dated 06/21/1963, filed 07/11/1963, recorded in Volume 104, Page 1204, Deed Records of Dallas County, Texas.

2.           Terms, conditions and stipulations of that certain Boundary Line Agreement by and between Richardson Independent School District and IHS Acquisition No. 128, Inc., dated 05/07/1998, filed 07/01/1998, recorded in Volume 98127, Page 358, Deed Records, Dallas County, Texas.

3.           Terms, conditions and stipulations of that certain Utility and Retaining Wall Easement Agreement by and between IHS Doctors and Lake White Rock Limited Partnership, dated 11/18/1998, filed 12/11/1998, recorded in Volume 98241, Page 1293, Deed Records, Dallas County, Texas.

(Estates Healthcare Center)

1.           Encroachment of payment and fencing along the west property line as shown on ALTA/ACSM Land Title Survey prepared by Charles F. Stark, RPLS No. 5084, dated November 30, 1998, last revised January 4, 1999.

2.           Location of sign into the right-of-way of Sycamore Road along the north property line as shown on ALTA/ACSM Land Title Survey prepared by Charles F. Stark, RPLS No. 5084, dated November 30, 1998, last revised January 4, 1999.

3.           Public open space easement in the northeast corner as shown on the plat recorded in volume 388-101, Page 22, Map of records of Tarrant County, Texas.

4.           Easement along the south and west sides of property as shown on the plat recorded in volume 388-101, Page 22, Map of records of Tarrant County, Texas.

5.           Easement granted by American Care Center, Inc. to Texas Electric Service company, dated January 1, 1977, filed April 21, 1977, recorded in Volume 6218 Page 234, Deed Records of Tarrant County, Texas.

Exhibit C - Page 2 of 5

(Katy)

(1)
The following restrictive covenants of record itemized below, but the Company insures that any such restrictive covenants have not been violated so as to affect, and that future violation thereof will not affect, the validity or priority of the mortgage hereby insured (insert specific recording date or delete this exception):

Restrictive Covenants as set out in Volume 336, Page 107 of the Map Records ofHarris County, Texas.  (As to Tract 1)

(2)
An easement 8 feet wide along the northerly property line, and an aerial easement 5 feet wide from a plane 20 feet above the ground upward, located adjacent thereto for the use of public utilities as reflected by plat recorded in Volume 304, Page 27 of the Map Record of Harris County, Texas.  (As to Tracts 1 and 2)

(3)
An easement 40 feet wide along the west property line granted to Missouri-Kansas-Texas Railroad Company by instrument recorded under Clerk’s File No. E520271 of the Real Property Records of Harris County, Texas.  (As to Tract 1)

(4)	Provisions of Agreement recorded under clerk’s File No. E538369 of the Real Property Records of Harris County, Texas, relating to use of above described railroad easement. (As to Tract 1)

(5)
Sanitary sewer easement 8 feet wide along the northerly property line as evidenced by instrument recorded under Clerk’s File No. G636760 of the Real Property Records, and as shown on the recorded plat.  (As to Tracts 1 and 2)

(6)
Easements 10 and 5 feet in width, together with adjoining aerial easements 10 feet wide from a plane 16 feet above the ground upward located adjacent thereto, as granted to Houston Lighting & Power Company by instrument recorded under Clerk’s File No. K123137 of the Real Property Records of Harris County, Texas, and located as shown on sketch attached thereto.  (As to Tract 1)

(7)	A water meter easement 10 feet by 20 feet located in the northerly portion as reflected by the recorded plat. (As to Tract 1)

(8)
½ of all the oil, gas and other minerals, the royalties, bonuses, rentals and all other rights in connection with same are excepted herefrom as the same are set forth in instrument recorded under Clerk’s File No. D726377 of the Real Property Records of Harris County, Texas.  Leasing rights waived therein.  (As to Tracts 1 and 2)

(9)	Building line 10 feet from Tull Road as reflected by the recorded plat. (As to Tract 1)

Exhibit C - Page 3 of 5

(Humble)

(1)
Easement 5 feet in width, together with adjoining aerial easement 10 feet wide from a plane 16 feet above the ground upward located adjacent thereto, as granted to Houston Lighting & Power Company by instrument recorded under Clerk’s File No. J713687 of the Real Property Records of Harris County, Texas, and located as shown on sketch attached thereto.

(2)
Easement 6 feet in width, together with adjoining aerial easements 2 feet 6  inches wide from a plane 14 feet above the ground upward located adjacent thereto, as granted to Houston Lighting & Power Company by instrument recorded under Clerk’s File No. R782989 of the Real Property Records of Harris County, Texas, and located as shown on sketch attached thereto.

(3)
½ of all the oil, gas and other minerals, the royalties, bonuses, rentals and all other rights in connection with same are expected herefrom as the same are set forth in instrument recorded in Volume 5448, Page 421 of the Deed Records of Harris County, Texas.  Leasing rights waived therein.

(4)
Subject to the restrictions and regulations imposed by Ordinances of the City of Houston, recorded in Volume 5448, Page 421 of the Deed Records of Harris County, Texas, as amended under Clerk’s File No. J-040968 of the Real Property Records of Harris County, Texas, regarding the Houston Intercontinental Airport.

(Normandy Terrace Southeast)

(1)
Restrictive covenants described in instrument recorded in Volume 1259, Page 505, Deed Records of Bexar County, Texas, as noted on survey.  (As to Lots 40, 41, 42 and 59, NCB 10755)  Any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin to the extent such covenants, conditions or restrictions violate 42 USC 3604(c), is deleted.

(2)
The following easements and/or building lines, all according to the plats recorded in Volume 4080, Page 220, Volume 5140, Page 208, Volume 5940, Page 67, Volume 6600, Page 52, and Volume 6700, Page 161, Deed and Plat Records, Bexar County, Texas, as shown on survey.

(3)	Encroachment of improvements over the 30′ setback line along Rice Road (as to Tract A).

(4)	Location of the fence along the North and South property lines of Tract B.

(Heritage Oaks)

(1)	Right of Way Easement from Milton Bryan to North Runnels Water Supply Corp., dated 08/26/76 recorded in Volume 458, Page 146, Deed Records of Runnels County, Texas, as noted on survey.

(2)
Fifteen Foot (15′) Electrical Utility Easement and Right-of-Way executed by Dorothea Spencer to West Texas Utilities Company dated 10/12/92, recorded in Volume 77, Page 292, Real Property Records of Runnels County, Texas, as shown on survey.

Exhibit C - Page  4 of 5

EXHIBIT D

7.3B                      Texas Environmental Matters.

7.3B.1                      Prohibition Against Use of Hazardous Substances.  Lessee shall not permit, conduct or allow the generation, introduction, presence, maintenance, use, receipt, acceptance, treatment, manufacture, production, installation, management, storage, disposal or release of any Hazardous Substance on the Leased Properties, except for (i) those types and quantities of Hazardous Substances necessary for and ordinarily associated with the conduct of Lessee’s business and used in full compliance with all Environmental Laws and (ii) Pre-Existing Hazardous Substances.

7.3B.2                      Notice of Environmental Claims, Actions or Contaminations.  Lessee shall notify Lessor, in writing, immediately upon learning of any existing, pending or threatened: (i) investigation, inquiry, claim or action by any governmental authority in connection with any Environmental Laws, (ii) Third Party Claims, (iii) Regulatory Actions, and/or (iv) Contamination of any portion of the Leased Properties.

7.3B.3                      Costs of Remedial Actions with Respect to Environmental Matters.  If any investigation and/or Clean Up of any Hazardous Substance or other environmental condition on, under, about or with respect to a Leased Property is required by any Environmental Law (other than Pre-Existing Hazardous Substances or Pre-Existing Environmental Conditions), Lessee shall complete, at its own expense, such investigation and/or Clean Up or cause any other Person who may be legally responsible to complete such investigation and/or Clean Up.

7.3B.4                      Delivery of Environmental Documents.  Lessee shall deliver to Lessor complete copies of any and all Environmental Documents that may now be in, or at any time hereafter come into, the possession of Lessee.

7.3B.5                      Environmental Audit.  Upon the reasonable request of Lessor, but no more than three (3) times during (i) the Initial Term or (ii) a Renewal Term, unless a prior audit or Lessor’s or Lessee’s records indicate the presence (whether current or past) of a Release or threatened Release of any Hazardous Substances on, in, under, about and adjacent to any Leased Property in which case Lessor may request more than three such Environmental Audits during a given period, Lessee shall, at Lessee’s expense, upon and within thirty (30) days of a written request therefor from Lessor, deliver an Environmental Audit to Lessor.  Lessee shall not be responsible for any costs or expenses of an audit requested by Lessor solely in connection with a sale or financing of such Leased Property by Lessor.  All tests and samplings shall be conducted using generally accepted and scientifically valid technology and methodologies.  Lessee shall give the engineer or environmental consultant conducting the Environmental Audit reasonable and complete access to the Leased Properties and to all records in the possession of Lessee that may indicate the presence (whether current or past) of a Release or threatened Release of any Hazardous Substances on, in, under, about and adjacent to any Leased Property.  Lessee also shall provide the engineer or environmental consultant full access to and the opportunity to interview such persons as may be employed in connection with the Leased Properties as the engineer or consultant deems appropriate.  However, neither Lessor nor any Facility Mortgagee shall be entitled to request an Environmental Audit from Lessee unless (i) after the Commencement Date there have been changes, modifications or additions to Environmental Laws as applied to or affecting any of the Leased Properties; (ii) a significant change in the condition of any of the Leased Properties has occurred; (iii) there are fewer than six (6) months remaining in the Term; or (iv) Lessor or a Facility Mortgagee has another good reason for requesting such certificate or certificates.  If the Environmental Audit discloses the presence of Contamination or any noncompliance with Environmental Laws, Lessee shall immediately perform all of Lessee’s obligations under this Lease with respect to such Hazardous Substances or noncompliance.

Exhibit D - Page 1 of 7

7.3B.6                      Entry onto Leased Properties for Environmental Matters.  If Lessee fails to provide an Environmental Audit as and when required by Subparagraph (e) above, in addition to Lessor’s other remedies Lessee shall permit Lessor and any Facility Mortgagee from time to time, by its employees, agents, contractors or representatives, to enter upon the Leased Properties for the purpose of conducting such Investigations as Lessor may desire, the expense of which shall be paid or reimbursed promptly by Lessee as an Additional Charge.  Lessor, any Facility Mortgagee exercising such right of entry and the employees, agents, contractors, consultants and/or representatives thereof, shall conduct any such Investigation in a manner that does not unreasonably interfere with Lessee’s use of and operations on the Leased Properties (however, reasonable temporary interference with such use and operations is permissible if the investigation cannot otherwise be reasonably and inexpensively conducted).  Other than in an emergency, Lessor and any Facility Mortgagee exercising such right of entry shall provide Lessee with prior notice before entering any of the Leased Properties to conduct such Investigation, and shall provide copies of any reports or results to Lessee, and Lessee shall cooperate fully in such Investigation.

7.3B.7                      Environmental Matters Upon Termination of the Lease or Expiration of Term.  Upon the expiration or earlier termination of the Term, Lessee shall cause the Leased Properties to be delivered free of any and all Regulatory Actions and Third Party Claims and otherwise in compliance with all Environmental Laws with respect thereto, and in a manner and condition that is reasonably required to ensure that the Leased Properties may then be used for their Primary Intended Use without being restricted by any environmental condition existing as of the date of such expiration or earlier termination of the Term; provided, that Lessee shall not be required to take any of the foregoing actions with respect to Pre-Existing Hazardous Substances or Pre-Existing Environmental Conditions.

Exhibit D - Page 2 of 7

7.3B.8                      Compliance with Environmental Laws.  Lessee shall comply with, and cause its agents, servants and employees to comply with, and shall use reasonable efforts to cause each occupant and user of any of the Leased Properties, and the agents, servants and employees of such occupants and users to comply with, each and every Environmental Law applicable to Lessee, the Leased Properties and each such occupant or user with respect to the Leased Properties.  Specifically, but without limitation:

(i)           Maintenance of Licenses and Permits.  Lessee shall obtain and maintain (and Lessee shall use reasonable efforts to cause each tenant, occupant and user to obtain and maintain) all permits, certificates, licenses and other consents and approvals required by any applicable Environmental Law from time to time with respect to Lessee, each and every part of the Leased Properties and/or the conduct of any business at a Facility or related thereto;

(ii)           Contamination.  Lessee shall not cause, suffer or permit any Contamination (other than with respect to or resulting from Pre-Existing Hazardous Substances or Pre-Existing Environmental Conditions);

(iii)           Clean Up.  If a Contamination occurs (other than to the extent it arise out of Pre-Existing Hazardous Substances or Pre-Existing Environmental Conditions), Lessee promptly shall Clean Up and remove any Hazardous Substance or cause the Clean Up and the removal of any Hazardous Substance and in any such case such Clean Up and removal of the Hazardous Substance shall be effected to Lessor’s reasonable satisfaction and in any event in strict compliance with applicable Environmental Laws;

(iv)           Discharge of Lien.  Within twenty (20) days of the date any lien is imposed against the Leased Properties or any part thereof under any Environmental Law (other than a lien to the extent it arises out of Pre-Existing Hazardous Substances or Pre-Existing Environmental Conditions), Lessee shall cause such lien to be discharged (by payment, by bond or otherwise to Lessor’s absolute satisfaction);

(v)           Notification of Lessor.  Within three (3) Business Days after receipt by Lessee of Notice or discovery by Lessee of any fact or circumstance that might result in a breach or violation of any Environmental Law, Lessee shall give Lessor Notice of such fact or circumstance; and

(vi)           Requests, Orders and Notices.  Within three (3) Business Days after receipt of any request, order or other notice relating to the Leased Properties under any Environmental Law, Lessee shall forward a copy thereof to Lessor.

Exhibit D - Page 3 of 7

7.3B.9                      Environmental Related Remedies.  In the event of a breach by Lessee beyond any applicable notice and/or grace period of its covenants with respect to environmental matters, Lessor may, in its sole discretion, do any one or more of the following (the exercise of one right or remedy hereunder not precluding the simultaneous or subsequent exercise of any other right or remedy hereunder):

(i)           Cause a Clean Up.  Cause the Clean Up of any Hazardous Substance or other environmental condition on or under the Leased Properties, or both (except to the extent such Clean-Up relates to Pre-Existing Hazardous Substances or Pre-Existing Environmental Conditions), at Lessee’s cost and expense; or

(ii)           Payment of Regulatory Damages.  Pay on behalf of Lessee any damages, costs, fines or penalties imposed on Lessee or Lessor as a result of any Regulatory Actions; or

(iii)           Payments to Discharge Liens.  Subject to Section 12.1, on behalf of Lessee, make any payment or perform any other act or cause any act to be performed that will prevent a lien in favor of any federal, state or local governmental authority from attaching to the Leased Properties or that will cause the discharge of any lien then attached to the Leased Properties; or

(iv)           Payment of Third Party Damages.  Pay, on behalf of Lessee, any damages, cost, fines or penalties imposed on Lessee as a result of any Third Party Claims; or

(v)           Demand of Payment.  Demand that Lessee make immediate payment of all of the costs of such Clean Up and/or exercise of the remedies set forth in this Section 7.2 incurred by Lessor and not paid by Lessee as of the date of such demand.

7.3B.10                      Environmental Indemnification.  Lessee shall and does hereby indemnify, and shall defend and hold harmless, Lessor, each Facility Mortgagee and the principals, officers, directors, agents and employees of Lessor and each Facility Mortgagee, from each and every incurred and potential claim, cause of action, damage, demand, obligation, fine, laboratory fee, liability, loss, penalty, imposition settlement, levy, lien removal, litigation, judgment, proceeding, disbursement, expense and/or cost (including without limitation the cost of each and every Clean Up), however defined and of whatever kind or nature, known or unknown, foreseeable or unforeseeable, contingent, incidental, consequential or otherwise (including, but not limited to, attorneys’ fees, consultants’ fees, experts’ fees and related expenses, capital, operating and maintenance costs, incurred in connection with (i) any Investigation or monitoring of site conditions, and (ii) any Clean-Up required or performed by any federal, state or local governmental entity or performed by any other entity or person because of the presence of any Hazardous Substance, Release, threatened Release or any Contamination on, in, under or about any of the Leased Properties) that may be asserted against, imposed on, suffered or incurred by, each and every indemnitee arising out of or in any way related to, or allegedly arising out of or due to any environmental matter (except to the extent it arises out of Pre-Existing Hazardous Substances or Pre-Existing Environmental Conditions) including, but not limited to, any one or more of the following:

Exhibit D - Page 4 of 7

(i)           Release Damage or Liability.  The presence of Contamination in, on, at, under or near a Leased Property or migrating to a Leased Property from another location;

(ii)           Injuries.  All injuries to health or safety (including wrongful death), or to the environment, by reason of environmental matters relating to the condition of or activities past or present on, at, in or under a Leased Property, other than with respect to or resulting from Pre-Existing Hazardous Substances or Pre-Existing Environmental Conditions;

(iii)           Violations of Law.  All violations, and alleged violations, of any Environmental Law relating to a Leased Property or any activity on, in, at or under a Leased Property, other than with respect to or resulting from Pre-Existing Hazardous Substances or Pre-Existing Environmental Conditions;

(iv)           Misrepresentation.  All material misrepresentations relating to environmental matters in any documents or materials furnished by Lessee to Lessor and/or its representatives in connection with the Lease;

(v)           Event of Default.  Each and every Event of Default relating to environmental matters;

(vi)           Lawsuits.  Any and all lawsuits brought or threatened, settlements reached and governmental orders relating to any Hazardous Substances at, on, in or under a Leased Property, and all demands of governmental authorities, and all policies and requirements of Lessor’s, based upon or in any way related to any Hazardous Substances at, on, in or under a Leased Property, other than with respect to or resulting from Pre-Existing Hazardous Substances or Pre-Existing Environmental Conditions; and

(vii)           Presence of Liens.  All liens imposed upon any of the Leased Properties in favor of any governmental entity or any person as a result of the presence, disposal, release or threat of release of Hazardous Substances at, on, in, from or under a Leased Property, other than with respect to or resulting from Pre-Existing Hazardous Substances or Pre-Existing Environmental Conditions.

Exhibit D - Page 5 of 7

7.3B.11                      Rights Cumulative and Survival.  The rights granted Lessor under this Section are in addition to and not in limitation of any other rights or remedies available to Lessor under this Lease or allowed at law or in equity or rights of indemnification provided to Lessor in any agreement pursuant to which Lessor purchased any of the Leased Property.  The payment and indemnification obligations set forth in this Section 7.3B shall survive the expiration or earlier termination of the Term.

7.4           Exculpation.  Notwithstanding anything to the contrary in this Lease, Lessee shall not be liable for any costs, loss, liability, damage or expense arising from or in connection with the Clean-Up of any Pre-Existing Hazardous Substances or Pre-Existing Environmental Conditions.  If any Clean-Up is required to be performed by any federal, state or local governmental entity solely because of the presence of any Pre-Existing Hazardous Substances or Pre-Existing Environmental Conditions and if the Treemont Facility, the Katy Facility or the Humble Facility will no longer be permitted under applicable law to operate for their Primary Intended Use unless such Clean-Up is performed (a “Required Clean-Up”), then Lessee shall promptly notify Lessor of such Required Clean-Up.  If Lessor elects in writing not to perform such Required Clean-Up, then Lessee may elect within thirty (30) days of such determination to terminate this Lease as to such Facility only.  If Lessor elects to perform such Required Clean-Up, then Lessor shall promptly undertake and diligently pursue the remediation of the applicable Pre-Existing Hazardous Substances or Pre-Existing Environmental Conditions.

7.5           Asbestos Remediation.  If any Clean-Up of any Existing Asbestos Containing Materials is required to be performed by any federal, state or local governmental entity and if the Doctors & Fort Worth Facilities will no longer be permitted under applicable law to operate for their Primary Intended Use unless such Clean-Up is performed (a “Required Asbestos Clean-Up”), then Lessee shall promptly notify Lessor of such Required Asbestos Clean-Up.  Within thirty (30) days of the determination that a Required Asbestos Clean-Up must be done, Lessee shall provide Lessor with an estimate of the Asbestos Clean-Up Cost.  Lessor shall fund one half of the Asbestos Clean-Up Cost (which funding may be in the form of an agreement to abate Base Rent for a period of time commencing on the date that Lessee commences the Required Asbestos Clean-Up).  Lessee shall promptly undertake and diligently perform such Required Asbestos Clean-Up and, upon completion, shall provide Lessor with an accounting of all Asbestos Clean-Up Costs, including adequate evidence of payment by Lessee of such costs.  Notwithstanding the foregoing, if such Required Asbestos Clean-Up would not have been required by, or otherwise come to the attention of, any governmental entity, but for the renovations or alterations of the Facility occurring after the Commencement Date or as a result of the actions or omissions of Lessee, a Sublessee, a Manager or other agent of Lessee, including the failure to abide by Asbestos Management Plans, then Lessor shall have no obligation to fund any portion of the Asbestos Clean-Up Costs and Lessee shall be solely responsible for such Required Asbestos Clean-Up.  Lessee acknowledges receipt of copies of the Asbestos Management Plans.

Exhibit D - Page 6 of 7

SCHEDULE C

Excepted Facilities to Radius Restriction

Alabama                                Westside Healthcare                                                       Huntsville, Alabama
Windsor House                                                               Huntsville, Alabama

Florida                                Golfview Nursing Home                                                     St. Petersburg, Florida

SCHEDULE C - Page 1 of 1